Exhibit 99.1

Porter Bancorp, Inc. Adopts Tax Benefits Preservation Plan to Preserve Use of Net Operating Losses

LOUISVILLE, Ky.--(BUSINESS WIRE)--June 26, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB) (the “Company”) today announced that its board of directors adopted a tax benefits preservation plan designed to preserve the value of certain of the Company's deferred tax assets primarily associated with net operating loss carryforwards (NOLs) under Section 382 of the Internal Revenue Code.

NOLs can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company's ability to use its NOLs would be limited if there was an “ownership change” under Section 382. This would occur if shareholders owning (or deemed to own under the tax rules) 5% or more of the Company's stock increase their aggregate ownership of outstanding shares of the Company's common stock by more than 50 percentage points over a defined period of time. The plan is intended to reduce the likelihood of an “ownership change” occurring as a result of the buying and selling of the Company's common stock.

“The primary purpose of the tax preservation plan is to protect the value of our NOLs for our shareholders,” stated John Taylor, President and CEO of Porter Bancorp. “While our deferred tax asset is subject to a full valuation allowance, it remains very important to the Company.”

In connection with the plan, the Company has declared a dividend of one preferred stock purchase right for each share of common stock outstanding as of the close of business on July 10, 2015. Effective today, any shareholder or group that acquires beneficial ownership of 5 percent or more of the Company's outstanding stock (an “acquiring person”) could be subject to significant dilution in its holdings if the Company's board of directors does not approve such acquisition. Existing shareholders holding 5 percent or more of the Company's common stock will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the plan. In addition, in its discretion, the board of directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the board not to jeopardize the Company's deferred tax assets.

The rights will expire upon the earlier of (i) June 29, 2018, (ii) the beginning of a taxable year with respect to which the board of directors determines that no tax benefits may be carried forward, (iii) the repeal or amendment of Section 382 or any successor statute, if the board of directors determines that the plan is no longer needed to preserve the tax benefits, (iv) the effective date of an amendment to the Company's articles of incorporation to preserve the Company's tax benefits that has been approved by the Company's shareholders entitled to vote on such amendment, and (v) certain other events as described in the plan.

Additional information regarding the plan will be provided in a Current Report on Form 8-K and in a Registration Statement on Form 8-A, which the Company intends to file with the Securities and Exchange Commission. In addition, the Company's shareholders of record as of July 10, 2015 will be mailed a detailed summary of the plan.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer